Exhibit 99.1
Qualys Announces Third Quarter 2025 Financial Results
Revenue Growth of 10% Year-Over-Year
Raises 2025 Revenue Guidance to $665.8-$667.8 million

FOSTER CITY, Calif., – November 4, 2025 – Qualys, Inc. (NASDAQ: QLYS), a leading provider of disruptive cloud-based IT, security and compliance solutions, today announced financial results for the third quarter ended September 30, 2025. For the quarter, the Company reported revenues of $169.9 million, net income under United States Generally Accepted Accounting Principles (“U.S. GAAP”) of $50.3 million, non-GAAP net income of $67.4 million, Adjusted EBITDA of $82.6 million, GAAP net income per diluted share of $1.39, and non-GAAP net income per diluted share of $1.86.
“In Q3, we continued to execute well, demonstrated by another quarter of solid revenue growth and profitability,” said Sumedh Thakar, Qualys’ president and CEO. “Qualys’ continuous innovation, early Risk Operations Center deployments, strategic wins with major federal and state agencies, momentum in partner-led initiatives, and the initial adoption of our flexible platform pricing model collectively underscore Qualys’ strength in unifying risk management workflows, reducing operational complexity for customers, and addressing today’s toughest security challenges. We believe these achievements not only validate our ongoing investments but also position Qualys as a trusted leader in pre-breach cyber risk management, setting the stage for durable growth and long-term success.”
Third Quarter 2025 Financial Highlights
Revenues: Revenues for the third quarter of 2025 increased by 10% to $169.9 million compared to $153.9 million for the same quarter in 2024.
Gross Profit: GAAP gross profit for the third quarter of 2025 increased by 14% to $142.1 million compared to $125.0 million for the same quarter in 2024. GAAP gross margin was 84% for the third quarter of 2025 compared to 81% for the same quarter in 2024. Non-GAAP gross profit for the third quarter of 2025 increased by 13% to $144.9 million compared to $127.8 million for the same quarter in 2024. Non-GAAP gross margin was 85% for the third quarter of 2025 compared to 83% for the same quarter in 2024.
Operating Income: GAAP operating income for the third quarter of 2025 increased by 33% to $60.0 million compared to $45.0 million for the same quarter in 2024. As a percentage of revenues, GAAP operating income was 35% for the third quarter of 2025 compared to 29% for the same quarter in 2024. Non-GAAP operating income for the third quarter of 2025 increased by 21% to $80.0 million compared to $66.0 million for the same quarter in 2024. As a percentage of revenues, non-GAAP operating income was 47% for the third quarter of 2025 compared to 43% for the same quarter in 2024.
Net Income: GAAP net income for the third quarter of 2025 increased by 9% to $50.3 million, or $1.39 per diluted share, compared to $46.2 million, or $1.24 per diluted share, for the same quarter in 2024. As a percentage of revenues, GAAP net income was 30% for both the third quarter of 2025 and the same quarter in 2024. Non-GAAP net income for the third quarter of 2025 was $67.4 million, or $1.86 per diluted share, compared to $58.0 million, or $1.56 per diluted share, for the same quarter in 2024. As a percentage of revenues, non-GAAP net income was 40% for the third quarter of 2025 compared to 38% for the same quarter in 2024.
Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2025 increased by 19% to $82.6 million compared to $69.7 million for the same quarter in 2024. As a percentage of revenues, Adjusted EBITDA was 49% for the third quarter of 2025 compared to 45% for the same quarter in 2024.
Operating Cash Flow: Operating cash flow for the third quarter of 2025 increased by 48% to $90.4 million compared to $61.0 million for the same quarter in 2024. As a percentage of revenues, operating cash flow was 53% for the third quarter of 2025 compared to 40% for the same quarter in 2024.

Third Quarter 2025 Business Highlights
•Qualys received FedRAMP High Authorization for its GovCloud Platform, making it one of the few cybersecurity platforms meeting the rigorous federal security and compliance standards. This milestone expands Qualys' ability to support civilian, defense, and intelligence agencies in strengthening cyber resilience and accelerating secure cloud adoption.
•Unveiled a marketplace of agentic AI-powered agents to autonomously drive every step of cyber risk operations, helping organizations further improve risk posture and reduce operational costs via Qualys’ Enterprise TruRisk Management solution.
•Received two prestigious Pwnie Awards for Epic Achievement and Best Remote Code Execution, recognizing the Qualys Threat Research Unit. Qualys' Threat Research Unit underpins the Enterprise TruRisk Manangement Platform's ability to rapidly remediate exposures and block attacks before adversaries can act.
•Qualys earned multiple leadership recognitions across key analyst reports, including IDC MarketScape (Cloud Native Application Protection Platform (CNAPP) and Exposure Management), GigaOm Radar (Patch Management and CNAPP), Gartner Market Guide (CNAPP), and KuppingerCole Leadership Compass (API Security), highlighting its strong position in cloud security and exposure management markets.
•Qualys appointed May Mitchell as Chief Marketing Officer to lead the company’s global marketing strategy and revenue-generating go-to-market initiatives.
Financial Performance Outlook
Based on information as of today, November 4, 2025, Qualys is issuing the following financial guidance for the fourth quarter and full year fiscal 2025. The Company emphasizes that the guidance is subject to various important cautionary factors referenced in the sections entitled “Legal Notice Regarding Forward-Looking Statements” and “Non-GAAP Financial Measures” below.
Fourth Quarter 2025 Guidance: Management expects revenues for the fourth quarter of 2025 to be in the range of $172.0 million to $174.0 million, representing 8% to 9% growth over the same quarter in 2024. GAAP net income per diluted share is expected to be in the range of $1.26 to $1.33, which assumes an effective income tax rate of 22%. Non-GAAP net income per diluted share is expected to be in the range of $1.73 to $1.80, which assumes a non-GAAP effective income tax rate of 21%. Fourth quarter 2025 net income per diluted share estimates are based on approximately 36.0 million weighted average diluted shares outstanding for the quarter.
Full Year 2025 Guidance: Management now expects revenues for the full year of 2025 to be in the range of $665.8 million to $667.8 million, representing 10% growth over 2024. This compares to the previous guidance range of $656.0 million to $662.0 million. GAAP net income per diluted share is expected to be in the range of $5.23 to $5.30, up from the previous guidance range of $4.47 to $4.77. This assumes an effective income tax rate of 21%. Non-GAAP net income per diluted share is expected to be in the range of $6.93 to $7.00, up from the previous guidance range of $6.20 to $6.50. This assumes a non-GAAP effective income tax rate of 21%. Full year 2025 net income per diluted share estimates are based on approximately 36.4 million weighted average diluted shares outstanding.
Qualys has not reconciled non-GAAP net income per diluted share guidance to GAAP net income per diluted share guidance because Qualys does not provide guidance on the various reconciling cash and non-cash items between GAAP net income and non-GAAP net income (i.e., stock-based compensation, amortization of intangible assets from acquisitions and non-recurring items). The actual dollar amount of reconciling items in the fourth quarter and full year 2025 is likely to have a significant impact on the Company’s GAAP net income per diluted share in the fourth quarter and full year 2025. A reconciliation of the non-GAAP net income per diluted share guidance to the GAAP net income per diluted share guidance is not available without unreasonable effort.
Investor Conference Call
Qualys will host a conference call and live webcast to discuss its third quarter financial results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on Tuesday, November 4, 2025. To access the conference call by phone, please register here. A live webcast of the earnings conference call, investor presentation and prepared remarks can be accessed at https://investor.qualys.com/events-presentations. A replay of the conference call will be available through the same webcast link following the end of the call.

Investor Contact
Blair King
Senior Vice President, Investor Relations and Financial Planning & Analysis
(650) 538-2088
ir@qualys.com
About Qualys
Qualys, Inc. (NASDAQ: QLYS) is a leading provider of disruptive cloud-based Security, Compliance and IT solutions with more than 10,000 subscription customers worldwide, including a majority of the Forbes Global 100 and Fortune 100. Qualys helps organizations streamline and consolidate their security and compliance solutions onto a single platform for greater agility, better business outcomes, and substantial cost savings.
The Qualys Enterprise TruRisk Platform leverages a single agent to continuously deliver critical security intelligence while enabling enterprises to automate the full spectrum of vulnerability detection, compliance, and protection for IT systems, workloads and web applications across on premises, endpoints, servers, public and private clouds, containers, and mobile devices. Founded in 1999 as one of the first SaaS security companies, Qualys has strategic partnerships and seamlessly integrates its vulnerability management capabilities into security offerings from cloud service providers, including Amazon Web Services, the Google Cloud Platform and Microsoft Azure, along with a number of leading managed service providers and global consulting organizations. For more information, please visit www.qualys.com.
Qualys, Qualys VMDR® and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, quotations of management and statements related to: the benefits of our existing, new and upcoming products, features, integrations, acquisitions, collaborations and joint solutions, and their impact upon our long-term growth; our ability to advance our value proposition and competitive differentiation in the market; our ability to address demand trends; our ability to maintain and strengthen our category leadership; our ability to solve modern security challenges at scale; our strategies and ability to achieve and maintain durable profitable growth; our guidance for revenues, GAAP EPS and non-GAAP EPS for the fourth quarter and full year 2025; and our expectations for the number of weighted average diluted shares outstanding and the GAAP and non-GAAP effective income tax rate for the fourth quarter and full year 2025. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles and seasonal buying patterns of our customers; our ability to maintain government authorizations applicable to our platform; general market, political, economic and business conditions in the United States as well as globally; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates; unexpected fluctuations in our effective income tax rate on a GAAP and non-GAAP basis; our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; and any unanticipated accounting charges. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures
In addition to reporting financial results in accordance with GAAP, Qualys provides investors with certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA (defined as earnings before interest expense, interest income and other income (expense), net, income taxes, depreciation, amortization, and stock-based compensation) and non-GAAP free cash flows (defined as cash provided by operating activities less purchases of property and equipment, net of proceeds from disposal).
In computing non-GAAP financial measures, Qualys excludes the effects of stock-based compensation expense, amortization of intangible assets from acquisitions, non-recurring items and for non-GAAP net income, certain tax effects. Qualys believes that these non-GAAP financial measures help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows.
Furthermore, Qualys uses some of these non-GAAP financial measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, Adjusted EBITDA and non-GAAP free cash flows provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.
Although Qualys does not focus on or use quarterly billings in managing or monitoring the performance of its business, Qualys provides calculated current billings (defined as total revenues recognized in a period plus the sequential change in current deferred revenue in the corresponding period) for the convenience of investors and analysts in building their own financial models.
In order to provide a more complete picture of recurring core operating business results, the Company’s non-GAAP net income and non-GAAP net income per diluted share include adjustments for non-recurring income tax items and certain tax effects of non-GAAP adjustments to achieve the effective income tax rate on a non-GAAP basis. The Company’s non-GAAP effective tax rate may differ from the GAAP effective income tax rate as a result of these income tax adjustments. The Company believes its estimated non-GAAP effective income tax rate of 21% in 2025 is a reasonable estimate under its current global operating structure and core business operations. The Company may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective income tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.
The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$169,882	$153,867	$493,843	$448,380
Cost of revenues (1)	27,798	28,832	85,601	82,445
Gross profit	142,084	125,035	408,242	365,935
Operating expenses:
Research and development (1)	28,927	28,901	88,330	83,550
Sales and marketing (1)	35,280	32,686	103,750	94,240
General and administrative (1)	17,922	18,494	53,045	50,362
Total operating expenses	82,129	80,081	245,125	228,152
Income from operations	59,955	44,954	163,117	137,783
Other income (expense), net:
Interest income	6,264	6,764	18,906	19,590
Other income (expense), net	(937)	605	379	(1,381)
Total other income, net	5,327	7,369	19,285	18,209
Income before income taxes	65,282	52,323	182,402	155,992
Income tax provision	14,936	6,111	37,232	26,277
Net income	$50,346	$46,212	$145,170	$129,715
Net income per share:
Basic	$1.40	$1.26	$4.00	$3.52
Diluted	$1.39	$1.24	$3.97	$3.46
Weighted average shares used in computing net income per share:
Basic	36,037	36,762	36,250	36,877
Diluted	36,293	37,136	36,530	37,441
(1) Includes stock-based compensation as follows:
Cost of revenues	$2,172	$2,081	$6,242	$5,967
Research and development	5,207	5,448	15,274	15,911
Sales and marketing	3,490	3,649	9,773	11,020
General and administrative	8,578	9,159	25,024	23,556
Total stock-based compensation, net of amounts capitalized	$19,447	$20,337	$56,313	$56,454

Qualys, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$225,253	$232,182
Short-term marketable securities	193,321	149,241
Accounts receivable, net	128,418	164,551
Prepaid expenses and other current assets	49,720	39,717
Total current assets	596,712	585,691
Long-term marketable securities	244,984	193,887
Property and equipment, net	24,792	30,349
Operating leases - right of use asset	47,959	40,968
Deferred tax assets, net	76,258	81,307
Intangible assets, net	4,894	6,812
Goodwill	7,447	7,447
Noncurrent restricted cash	1,200	1,200
Other noncurrent assets	27,743	25,876
Total assets	$1,031,989	$973,537
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,823	$1,270
Accrued liabilities	51,136	45,942
Deferred revenues, current	371,476	371,457
Operating lease liabilities, current	7,345	9,721
Total current liabilities	431,780	428,390
Deferred revenues, noncurrent	16,336	24,265
Operating lease liabilities, noncurrent	47,264	37,500
Other noncurrent liabilities	7,206	6,266
Total liabilities	502,586	496,421
Stockholders’ equity:
Common stock	36	37
Additional paid-in capital	710,450	664,879
Accumulated other comprehensive income (loss)	(4,210)	1,417
Accumulated deficit	(176,873)	(189,217)
Total stockholders’ equity	529,403	477,116
Total liabilities and stockholders’ equity	$1,031,989	$973,537

Qualys, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flow from operating activities:
Net income	$145,170	$129,715
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	11,353	14,410
Provision for credit losses	1,110	411
Stock-based compensation, net of amounts capitalized	56,313	56,454
Accretion of discount on marketable securities, net	(2,799)	(5,231)
Deferred income taxes	6,724	(15,374)
Changes in operating assets and liabilities:
Accounts receivable	35,023	30,848
Prepaid expenses and other assets	(13,402)	(9,900)
Accounts payable	591	391
Accrued liabilities and other noncurrent liabilities	1,568	(1,351)
Deferred revenues	(7,910)	(4,001)
Net cash provided by operating activities	233,741	196,372
Cash flow from investing activities:
Purchases of marketable securities	(275,379)	(305,952)
Sales and maturities of marketable securities	182,322	252,940
Purchases of property and equipment	(4,266)	(6,497)
Net cash used in investing activities	(97,323)	(59,509)
Cash flow from financing activities:
Repurchase of common stock	(138,754)	(97,188)
Proceeds from exercise of stock options	8,856	8,311
Payments for taxes related to net share settlement of equity awards	(20,200)	(23,093)
Proceeds from issuance of common stock through employee stock purchase plan	6,751	6,872
Payment of acquisition-related holdback	—	(1,500)
Net cash used in financing activities	(143,347)	(106,598)
Net increase (decrease) in cash, cash equivalents and restricted cash	(6,929)	30,265
Cash, cash equivalents and restricted cash at beginning of period	233,382	206,365
Cash, cash equivalents and restricted cash at end of period	$226,453	$236,630

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
ADJUSTED EBITDA
(unaudited)
(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$50,346	$46,212	$145,170	$129,715
Net income as a percentage of revenues	30%	30%	29%	29%
Depreciation and amortization of property and equipment	2,559	3,670	9,435	12,146
Amortization of intangible assets	639	721	1,918	2,264
Income tax provision	14,936	6,111	37,232	26,277
Stock-based compensation	19,447	20,337	56,313	56,454
Total other income, net	(5,327)	(7,369)	(19,285)	(18,209)
Adjusted EBITDA	$82,600	$69,682	$230,783	$208,647
Adjusted EBITDA as a percentage of revenues	49%	45%	47%	47%

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
GAAP Cost of revenues	$27,798	$28,832	$85,601	$82,445
Less: Stock-based compensation	(2,172)	(2,081)	(6,242)	(5,967)
Less: Amortization of intangible assets	(639)	(705)	(1,918)	(2,198)
Non-GAAP Cost of revenues	$24,987	$26,046	$77,441	$74,280
GAAP Gross profit	$142,084	$125,035	$408,242	$365,935
Plus: Stock-based compensation	2,172	2,081	6,242	5,967
Plus: Amortization of intangible assets	639	705	1,918	2,198
Non-GAAP Gross Profit	$144,895	$127,821	$416,402	$374,100
GAAP Research and development	$28,927	$28,901	$88,330	$83,550
Less: Stock-based compensation	(5,207)	(5,448)	(15,274)	(15,911)
Less: Amortization of intangible assets	—	(16)	—	(66)
Non-GAAP Research and development	$23,720	$23,437	$73,056	$67,573
GAAP Sales and marketing	$35,280	$32,686	$103,750	$94,240
Less: Stock-based compensation	(3,490)	(3,649)	(9,773)	(11,020)
Non-GAAP Sales and marketing	$31,790	$29,037	$93,977	$83,220
GAAP General and administrative	$17,922	$18,494	$53,045	$50,362
Less: Stock-based compensation	(8,578)	(9,159)	(25,024)	(23,556)
Non-GAAP General and administrative	$9,344	$9,335	$28,021	$26,806
GAAP Operating expenses	$82,129	$80,081	$245,125	$228,152
Less: Stock-based compensation	(17,275)	(18,256)	(50,071)	(50,487)
Less: Amortization of intangible assets	—	(16)	—	(66)
Non-GAAP Operating expenses	$64,854	$61,809	$195,054	$177,599
GAAP Income from operations	$59,955	$44,954	$163,117	$137,783
Plus: Stock-based compensation	19,447	20,337	56,313	56,454
Plus: Amortization of intangible assets	639	721	1,918	2,264
Non-GAAP Income from operations	$80,041	$66,012	$221,348	$196,501
GAAP Net income	$50,346	$46,212	$145,170	$129,715
Plus: Stock-based compensation	19,447	20,337	56,313	56,454
Plus: Amortization of intangible assets	639	721	1,918	2,264
Less: Tax adjustment	(2,991)	(9,299)	(13,301)	(18,812)
Non-GAAP Net income	$67,441	$57,971	$190,100	$169,621
GAAP Net income per share:
Basic	$1.40	$1.26	$4.00	$3.52
Diluted	$1.39	$1.24	$3.97	$3.46
Non-GAAP Net income per share:
Basic	$1.87	$1.58	$5.24	$4.60
Diluted	$1.86	$1.56	$5.20	$4.53
Weighted average shares used in GAAP and non-GAAP net income per share:
Basic	36,037	36,762	36,250	36,877
Diluted	36,293	37,136	36,530	37,441

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
FREE CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2025	2024
GAAP Cash flows provided by operating activities	$233,741	$196,372
Less:
Purchases of property and equipment, net of proceeds from disposal	(4,266)	(6,497)
Non-GAAP Free cash flows	$229,475	$189,875

Qualys, Inc.
RECONCILIATION OF NON-GAAP DISCLOSURES
CALCULATED CURRENT BILLINGS
(unaudited)
(in thousands, except percentages)

	Three Months Ended September 30,
	2025	2024
GAAP Revenue	$169,882	$153,867
GAAP Revenue growth compared to same quarter of prior year	10%	8%
Plus: Current deferred revenue at September 30	371,476	337,821
Less: Current deferred revenue at June 30	(354,971)	(324,334)
Non-GAAP Calculated current billings	$186,387	$167,354
Calculated current billings growth compared to same quarter of prior year	11%	14%